Exhibit 10(iii)

                                 PROMISSORY NOTE

$419,000                                                       West Lebanon, NH
--------
                                                               November 27, 2001

FOR VALUE RECEIVED, Cove Hill Consulting, Inc., a New York corporation, ("Maker"), having an address at One Oak Ridge Rd., Building 2, Suite 8B, West Lebanon, NH 03784, promises to pay to the order of Dupont Direct Financial Holdings, Inc., ("DIRX"), (DIRX and its successors and assigns who become holders of this Note are hereinafter collectively referred to as "Holder"), by check at 22 Broadway, New York, NY 10004, or at such other place as Holder may from time to time designate, the principal sum of Four Hundred and Nineteen Thousand Dollars ($419,000) with interest at the rate of Six Percent per annum

     1. Payments. On the first date in April, 2003, the entire unpaid principal balance together with interest accrued from the date of the Note shall be due and payable. Payments due under this Note shall be paid by Maker in lawful money of the United States of America on the date such payment is due. All such payments shall be made without deduction for any present or future taxes, levies, deductions, charges or withholdings (including U.S., state or local income taxes), which amounts shall be paid by Maker; provided, however, that the foregoing shall not be construed to require Maker to pay the U.S., state or local taxes levied with respect to the taxable income of Holder.

     2. Default Interest Rate. Maker acknowledges and agrees that during the time that any payment of principal, interest or other amount due under this Note shall be delinquent, Holder will incur additional costs and expenses attributable to its loss of use of the money due. Maker agrees that it is difficult and impractical to ascertain the extent of such costs and expenses, and Maker therefore agrees that interest at a rate equal to the "Prime Rate" published in the Wall Street Journal on the date of such default shall accrue on any delinquent payments of principal due under this Note from the date such payments were due to Holder and for so long as nonpayment continues.

     3. Event of Default. Upon the occurrence of an event of default, Holder, at its option, may cause the principal balance together with all unpaid accrued interest, if any, and any other sums evidenced by this Note, to be immediately due and payable, without further presentment, demand, protest or notice of any kind, by so notifying Maker in writing.

     4. Prepayment. Maker shall have the right voluntarily to prepay all or any portion of the principal balance in whole or in part at any6 time without premium or penalty.

     5. Holder's Rights; No Waiver by Holder. The rights, powers and remedies of Holder under this Note shall be in addition to all rights, powers and remedies given to Holder under any other agreement or document securing, evidencing or governing the indebtedness evidenced by this Note or by virtue of any statute or rule of law, including, but not limited to, the New York Uniform Commercial
Code. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Holder's sole discretion without impairing Holder's security interest, rights or available remedies. Any forbearance, failure or delay by Holder in exercising any right, power or remedy shall not preclude further exercise thereof, and every right, power or remedy of Holder shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Holder. Maker waives any right to require Holder to proceed against any person or to exhaust all or any part of any security to pursue any remedy in Holder's power.

6. Maker's Waivers.

     (a) Maker and any endorsers of this Note, and each of them, hereby waive diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of Maker or any other person or persons. Maker and any endorsers of this Note expressly waive all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, extension, redemption, or appraisement now or hereafter provided by the Constitution and the laws of the United States and of any state thereof, as a defense to any demand against Maker or any such endorsers, to the fullest extent permitted by law.

     (b) Maker hereby waives any right to trial by jury with respect to any action or proceeding brought by Holder or any other person relating to the indebtedness evidenced by this Note. Maker hereby agrees that this Note constitutes a written consent to waiver of trial by jury and Maker does hereby constitute and appoint Holder its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Maker does hereby authorize and empower Holder, in the name, place and stead of Maker, to file this Note with the clerk or judge of any court of competent jurisdiction as statutory written consent to waiver of trial by jury.

     7. Transfers by Holder. This Note or any interest in this Note may be hypothecated, transferred or assigned by Holder without the prior consent of Maker.

     8. Interpretation, etc. (a) Amendment. This Note may be amended or modified only by an instrument in writing which by its express terms refers to this Note and which is duly executed by the party sought to be bound thereby. (b) Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. (c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to that State's principles governing conflicts of laws. (d) Usury. Notwithstanding any provision herein, the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable state or federal rate laws. If any payments in the nature of interest, additional interest, discount and other charges made hereunder are held to be in excess of the applicable limits imposed by any applicable state or federal laws, it is agreed that any such amount held to be in excess shall be considered payment of principal and the principal balance shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws in compliance with the desires of Holder and Maker. (e) Notices. All notices, consents and other communications required or permitted by this Note shall be in writing and shall be sent to the either party at its address set forth in this Note or at such other address as to which notice is given by either party in such manner. (f) Attorneys' Fees. The undersigned agrees to pay all costs, including reasonable attorneys' fees and expenses, incurred by Holder in enforcing payment or collection of this Note, whether or not suit is filed. (g) Severability. In the event any of the terms, conditions or provisions of this Note is held to be invalid, void or unenforceable, then any such event shall not affect, impair or invalidate any other term, condition or provision contained herein, which terms, conditions and provisions shall remain in full force and effect.

         IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered effective as of the date, and at the location, first written above.


                                           "Maker"

                                            Cove Hill Consulting, Inc.


                                       By: _______________________________
                                           David Russell, Jr., Managing Director